UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2014

ANTHERA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34637	20-1852016

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25801 Industrial Boulevard, Suite B, Hayward, California	94545

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 856-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On March 12, 2014 Anthera Pharmaceuticals, Inc. (the “Company”) issued its fourth quarter and full year 2013 press release.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 10, 2014, in connection with an internal review initiated by the Company of the accounting for certain warrants issued in conjunction with an equity offering in September 2010, the Company, in consultation with its Audit Committee concluded to restate its previously issued financial statements for the years ended 2010, 2011 and 2012, including inception to date ended December 31, 2012, and the unaudited quarterly financial information for the first three quarters of 2012 (“Affected Periods”) because of a misapplication in the guidance around accounting for the warrants and that such financial statements, with the accompanying independent auditors report, as applicable, should no longer be relied upon.

On September 24, 2010, in connection with a private placement of the Company’s Common Stock, the Company issued warrants to the investors to purchase an aggregate of 525,000 shares of the Company’s common stock at an exercise price of $26.40 per share.  These warrants have an exercise period of five years and will expire on September 24, 2015.    The warrants provided the holders with limited anti-dilution price protection in the event the Company issues securities at a price per share that is less than the exercise price of the warrants.

Historically, the warrants were reflected as a component of equity as opposed to liabilities on the balance sheets and the statements of operations did not include the subsequent non-cash changes in estimated fair value of the warrants in accordance with Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”).  However, under the guidance of ASC 815, warrant instruments that provide for anti-dilution price protection, should be initially classified as derivative liabilities at their estimated fair values.  In periods subsequent to issuance, changes in the estimated fair value of the derivative instruments should be recorded as non-cash income or expense in the statement of operations. Management, in consultation with the Company’s Audit Committee, determined that the financial statements in the Affected Periods should be restated to reflect the warrants as liabilities until the exercise price of the warrants became fixed on July 24,  2012 upon the closing of an equity offering by the Company pursuant to which the Company sold common stock at $8.00 per share, which triggered an adjustment to the exercise price of the warrants to a floor price of $23.20 per share as specified in the terms of the warrants.

The non-cash adjustments to the financial statements, in all of the Affected Periods, do not impact the amounts previously reported for the Company’s cash and cash equivalents, operating expenses, total operating, investing or financing cash flows and net operating loss carryforward.

The Company currently anticipates restating the financial statements for the years ended 2011 and 2012  in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, with restated financial statements reflecting correction of the warrants identified above within the next two weeks and is presently targeting such a filing on or before March 31, 2014. The final impact of the error has not yet been determined.

The Company’s Audit Committee and management have discussed the matters in this Current Report on Form 8-K with its predecessor independent registered public accounting firm, Deloitte & Touche and current independent registered public accounting firm, BDO USA, LLP.

The Company also, under the supervision of its Audit Committee, inquired into the circumstances relating to the above-referenced accounting treatments to assure that there are no other financial reporting or disclosure control items that may be of concern. The results of this inquiry indicate that, apart from the adjustments discussed in this Form 8-K, no other adjustments to the Company’s previously issued financial statements appear necessary.

Item 9.01                Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
99.1	Press Release dated March 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2014	Anthera Pharmaceuticals, Inc.

	By:	/s/ May Liu
May Liu
Principal Accounting Officer and Senior Vice President, Finance & Administration